                                                           EXHIBIT NO. EX-99.e.2

                                     FORM OF
                   AMENDED AND RESTATED DISTRIBUTION AGREEMENT

     This  Amended and Restated  Distribution  Agreement is made as of September
__, 2003,  between  Dimensional  Investment Group Inc. (the "Fund"),  a Maryland
corporation,   and  DFA  Securities   Inc.  ("DFA   Securities"),   an  Illinois
corporation.

     WHEREAS,  the Fund is registered under the Investment  Company Act of 1940, as amended (the "1940 Act'), as an open-end management  investment company,  and currently offers shares of common stock in distinct series (the "Series"), which correspond to distinct portfolios; and

     WHEREAS,  the Fund desires to retain DFA  Securities  to serve as principal underwriter  in  connection  with  the  offering  and  sale  of  shares  of  the above-referenced  Series and of such other series as may hereafter be designated by the Board of Directors,  which Series may have one or more classes of shares;
and

     WHEREAS,  DFA Securities is willing to act as principal  underwriter of the shares  of each such  Series  and  class,  if any,  on the terms and  conditions hereinafter set forth;

     NOW,  THEREFORE,  in  consideration  of the premises  and mutual  covenants contained herein,  the parties,  intending to be legally bound,  hereby agree as follows:

     (1) The Fund hereby  appoints DFA  Securities as its exclusive  agent to be the  principal  underwriter  of the Fund to sell and to arrange  for the sale of shares of common  stock of the  Series on the terms and for the period set forth in this Agreement.  DFA Securities hereby accepts such appointment and agrees to act hereunder,  and pursuant to the Fund's Registration Statement filed with the
U.S. Securities and Exchange Commission on Form N-1A (SEC File No. 33-33980), as
amended from time to time, during the term of this Agreement.

     (2) Sales of Fund shares  shall be effected in the manner  provided  for in the then current  prospectus of the Fund and in the account  registration  forms provided by the Fund to DFA Securities.

     (3)  In  carrying  out  its  responsibilities  under  this  Agreement,  DFA
Securities shall use its best efforts to ensure that persons engaged as Regional
Directors and Regional  Representatives of DFA Securities comply with applicable
Federal and state regulatory requirements regarding the sales of securities, and with applicable  provisions of the Rules of Conduct of the National  Association
of Securities Dealers, Inc. ("NASD").

     (4) DFA  Securities  will utilize its best efforts to encourage and promote the sale of Fund shares and,  to this end, at its own  expense,  may prepare and disseminate  research and resource  material as may be  reasonably  necessary or desirable to promote the sale of Fund shares.  Any such material which refers to the Fund shall be approved in writing by an executive  officer of the Fund prior to dissemination.

     (5) The Fund  shall be  responsible  for,  and  shall  bear the  costs  of, registration of Fund shares under applicable  Federal and state securities laws.
DFA  Securities  shall be  responsible  for, and shall bear the cost of, its own registration  as a  securities  dealer  under  Federal  and state law and of its membership in the NASD and the cost of prospectuses  provided to persons who are not stockholders of the Fund.

     (6) Unless  sooner  terminated as provided  herein,  this  Agreement  shall continue in effect for two years from the above-written date. Thereafter, if not terminated,  this Agreement shall continue  automatically for successive periods of twelve months each,  provided that such continuance is specifically  approved at least  annually (i) by a vote of a majority of the  Directors of the Fund who are not "interested  persons" (as that term is defined in the 1940 Act), cast in person at a meeting called for the purpose of voting on such approval,  and (ii)
by the Board of Directors.

     (7)  This  Agreement  shall  terminate  automatically  in the  event of its assignment  and may be  terminated  by either party  without  penalty upon sixty days' written notice.

     (8) Any notice  required or  permitted  to be given by either  party to the other  shall be deemed  sufficient  if sent by  registered  or  certified  mail, postage prepaid,  addressed by the party giving notice to the other party at the last address  furnished by the other to the party giving notice: if to the Fund, at 1299 Ocean Avenue, 11th Floor, Santa Monica,  California 90401, and if to DFA
Securities, at 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

     (9) This  Agreement  shall be construed in accordance  with the laws of the
State of California.

     IN WITNESS  WHEREOF,  the Fund and DFA Securities  have caused this Amended and Restated Distribution  Agreement to be executed by their respective officers thereunto duly authorized, as of the day and year above written.

                                           DIMENSIONAL INVESTMENT GROUP INC.

                                           ---------------------------------
                                           By:

                                           DFA SECURITIES INC.

                                           ---------------------------------
                                           By:

Dated:   April 16, 1993, as amended and restated
         September __, 2003

                                                                 Doc. #714879v.2